Exhibit 99.B(d)(8)

SEVENTH AMENDMENT

TO
ADVISORY AGREEMENT

This Eighth Amendment (the “Amendment”) is made as of March 1, 2018, by and between PNC Funds (formerly known as Allegiant Funds)(the “Trust”) and PNC Capital Advisors, LLC (the “Adviser”).

WHEREAS, the Trust and the Adviser entered into an Advisory Agreement dated as of January 4, 2010, relating to the Adviser’s provision of investment advisory services to the Trust; and

WHEREAS, pursuant to Section 11 of the Agreement, the parties wish to amend the Agreement as set forth below.

NOW THEREFORE, the Agreement shall be amended as follows:

1.              Schedule 1 of the Agreement is amended and restated to reflect:

a.              the addition of PNC Treasury Plus Money Market Fund; and

b.              the removal of certain Funds that have been liquidated prior to the date hereof.

Schedule 1 as amended is attached hereto.

2.              Except as amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By:

Name:

Title:

PNC CAPITAL ADVISORS, LLC

By:

Name:

Title:

SCHEDULE 1

PNC FUNDS

ADVISORY AGREEMENT

INVESTMENT ADVISORY FEE
EQUITY FUNDS
PNC Balanced Allocation Fund	0.75%
PNC Emerging Markets Equity Fund	1.00%
PNC International Equity Fund	0.90%
PNC International Growth Fund	0.80%
PNC Multi-Factor All Cap Fund	0.55%
PNC Multi-Factor Large Cap Growth Fund	0.55%
PNC Multi-Factor Large Cap Value Fund	0.55%
PNC Multi-Factor Small Cap Core Fund	0.75%
PNC Multi-Factor Small Cap Growth Fund	0.75%
PNC Multi-Factor Small Cap Value Fund	0.75%
PNC Small Cap Fund	0.90%
FIXED INCOME FUNDS
PNC Bond Fund	0.40%
PNC Government Mortgage Fund	0.40%
PNC Intermediate Bond Fund	0.40%
PNC Limited Maturity Bond Fund	0.35%
PNC Total Return Advantage Fund	0.40%
PNC Ultra Short Bond Fund	0.20%
TAX EXEMPT BOND FUNDS
PNC Intermediate Tax Exempt Bond Fund	0.40%
PNC Ohio Intermediate Tax Exempt Bond Fund	0.40%
PNC Maryland Tax Exempt Bond Fund	0.40%
PNC Tax Exempt Limited Maturity Bond Fund	0.40%
MONEY MARKET FUNDS
PNC Government Money Market Fund	0.15%
PNC Treasury Money Market Fund	0.15%
PNC Treasury Plus Money Market Fund	0.15%*

*Effective upon the launch of PNC Treasury Plus Money Market Fund, expected on or about March 1, 2018.